Free Writing Prospectus
Filed Pursuant to Rule 433
Dated April 2, 2019
Registration Statement Nos. 333-227766, 333-227766-01 and 333-227766-02

**PRICED** $1.4+bn FORDF 2019-1/2 (Auto Floorplan)

Active Leads: Barclays (str), Credit Agricole, Lloyds

Passive Leads: Citi, Mizuho

Co-Managers: US Bancorp, BB Securities

Selling Groups: Academy, Mischler

SERIES CL AMT($MM) WAL MDY/F L. Fnl BENCH SPREAD YIELD COUP PX

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2019-1 A 750.000 2.93 Aaa/AAA 03/24 IntS + 51 2.862% 2.84% 99.98564%

2019-1 B 34.539 2.93 Aa1/AA 03/24 IntS + 71 3.062% 3.04% 99.99250%

2019-1 C 49.342 *RETAINED*

2019-1 D 29.605 *RETAINED*

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2019-2 A 500.000 5.02 Aaa/AAA 04/26 IntS + 75 3.080% 3.06% 99.99797%

2019-2 B 23.026 5.02 Aa1/AA 04/26 IntS + 95 3.280% 3.25% 99.96382%

2019-2 C 32.895 *RETAINED*

2019-2 D 19.737 *RETAINED*

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Expected Settle : 04/09/19 Registration : SEC-Registered

First Pay Date : 05/15/19 ERISA Eligible : Yes

Expected Ratings : Moody’s, Fitch Min Denoms : $1k x $1k

Ticker : FORDF 2019-1/2 Bill & Deliver : Barclays

Expected Pricing : PRICED

-Available Materials-

* Prelim Prospectus: Attached

* Ratings FWP: Attached

* Investor Presentation: Attached

* IntexNet/CDI Dealnames: fcf19001 and fcf19002 (no passcodes)

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THIS OFFERING. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THAT THE ISSUER HAS FILED WITH THE SEC, FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR) AT WWW.SEC.GOV. ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM BARCLAYS CAPITAL INC. BY CALLING 1-888-603-5847.